UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2016

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, including area code:  (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 — Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

As previously disclosed in the Current Report on Form 8-K of Clayton Williams Energy, Inc. (the “Company”), File No. 001-10924, filed with the Securities and Exchange Commission on July 25, 2016 (the “Original Form 8-K”), the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with the purchasers identified therein (the “Purchasers”), each an affiliate of, or a fund managed by, Ares Management LLC (“Ares”), pursuant to which the Company agreed to issue to the Purchasers, and the Purchasers agreed to purchase from the Company, an aggregate of 5,051,100 shares (the “Purchased Shares”) of the Company’s common stock, $0.10 par value per share (the “Common Stock”), at a price of approximately $29.70 per share.

The transactions contemplated by the Purchase Agreement closed on August 29, 2016 (the “Closing”). The aggregate purchase price paid by the Purchasers at the Closing with respect to the Purchased Shares was $150,000,000. The Purchased Shares were issued in a private placement (the “Private Placement”) exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(a)(2) and/or Rule 506 promulgated thereunder.

The foregoing description of the Purchase Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to the Original Form 8-K and is incorporated into this Item 1.01 by reference.

Stockholder Agreement

As previously disclosed in the Original Form 8-K, in connection with the Closing, the Company entered into a Stockholder Agreement with Ares, on behalf of the Purchasers, pursuant to which the parties agreed to certain corporate governance matters, including (1) the right of the Purchasers to designate one director nominee for election to the Board of Directors of the Company (the “Board”), subject to approval by the Nominating and Governance Committee of the Board, (2) a limitation on the aggregate number of shares of Common Stock that Ares, the Purchasers and their controlled affiliates (collectively, the “Stockholder Group”) may beneficially own, which may not exceed 45% of the outstanding Common Stock (calculated on a fully-diluted basis) (the “Ownership Cap”) and (3) procedures for reviewing and approving future material related party transactions, if any, between the Company and any member of the Stockholder Group.

The Stockholder Agreement will terminate under certain circumstances, including at such time as the Stockholder Group no longer beneficially owns 30% of the outstanding Common Stock (calculated on a fully-diluted basis). However, the Ownership Cap will survive any termination of the Stockholder Agreement until such time as (1)(a) the Stockholder Group ceases to own at least 20% of the outstanding Common Stock (calculated on a fully-diluted basis), and (b) the Credit Agreement (as defined below) has been terminated or no amounts are otherwise owed or outstanding to Ares or its affiliates under the Credit Agreement or (2) the Company files for bankruptcy.

The foregoing description of the Stockholder Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Stockholder Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Amendment No. 2 to Credit Agreement

As previously disclosed in the Original Form 8-K, the Company entered into an Amendment No. 2 to Credit Agreement (the “Term Loan Amendment”), pursuant to which the Credit Agreement (the “Credit Agreement”), dated as of March 8, 2016, among the Company, certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and Wilmington Trust, National Association, as Administrative Agent, was amended, effective at the Closing.

The Term Loan Amendment will, among other things, (i) provide exceptions to the consent and mandatory prepayment provisions under the Credit Agreement for certain asset sales and (ii) increase the basket for permitted prepayments, repurchases, redemptions, defeasances or discharges of the Company’s senior notes by the amount of the funds raised by the Private Placement, future equity raises and certain asset sales.

The foregoing description of the Term Loan Amendment is only a summary of, and is qualified in its entirety by reference to, the full text of the Term Loan Amendment, a copy of which is filed as Exhibit 10.2 to the Original Form 8-K and is incorporated into this Item 1.01 by reference.

Amendment No. 5 to Third Amended and Restated Credit Agreement

On August 26, 2016, the Company entered into an Amendment No. 5 to Third Amended and Restated Credit Agreement (the “Revolver Amendment”), pursuant to which the Third Amended and Restated Credit Agreement, dated as of April 23, 2014, among the Company, certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, was amended.

The Revolver Amendment, among other things, (i) provides for the consent for certain asset sales and (ii) increases the basket for permitted prepayments, repurchases, redemptions, defeasances or discharges of the Company’s senior notes by the amount of the funds raised by the Private Placement, future equity raises and certain asset sales.

The foregoing description of the Revolver Amendment is only a summary of, and is qualified in its entirety by reference to, the full text of the Revolver Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Term Loan Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02 — Unregistered Sales of Equity Securities.

The information relating to the Purchase Agreement set forth under Item 1.01 is incorporated into this Item 3.02 by reference.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in the Size of the Board

Pursuant to the Stockholder Agreement and effective at the Closing, the authorized size of the Board was increased from seven to nine directors.

Appointment of Director

Effective as of the Closing, Ronald D. Scott was appointed to the Board. Mr. Scott was designated by the Purchasers pursuant to the Stockholder Agreement, and was recommended for appointment by the Nominating and Governance Committee of the Board. Mr. Scott is entitled to receive compensation as a non-employee director as described in the Company’s definitive proxy statement filed with the SEC on April 28, 2016. In addition, the Company will enter into the Company’s standard indemnification agreement with Mr. Scott.

Item 7.01 — Regulation FD Disclosure.

On August 29, 2016, the Company issued a press release announcing the matters described in this Current Report on Form 8-K, and the closing of the transactions described in the Original Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section.

Item 9.01 — Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Stockholder Agreement by and between the Company and Ares Management LLC, dated as of August 29, 2016.

10.2

Amendment No. 5 to Third Amended and Restated Credit Agreement by and among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of August 26, 2016.

99.1	Press Release, dated as of August 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Dated: August 29, 2016	By:	/s/ Mel G. Riggs
Mel G. Riggs
President

Dated: August 29, 2016	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stockholder Agreement by and between the Company and Ares Management LLC, dated as of August 29, 2016.

10.2

Amendment No. 5 to Third Amended and Restated Credit Agreement by and among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of August 26, 2016.

99.1	Press Release, dated as of August 29, 2016.